UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 13, 2005

Global Music International, Inc.
(Exact name of small business issuer as specified in its charter)

Florida	333-120908	20-1354562
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 20 Old Stagecoach Road, Redding, Connecticut 06896
(Address of principal executive offices)

203-938-1900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Company and MobileVision Communications Ltd., (“MobileVision”) of Beijing, China, effective July 13, 2005, have entered into a Content License Agreement initially for a period of 12 months to commence on the date that the Company’s content, which includes text images, video and other material, is made generally available for purchase by consumers. The agreement can be extended for additional one year terms upon mutual agreement. MobileVision, pursuant to the agreement, is the sole authorized and fully licensed service provider for China Unicom Tianjin which is currently offering streaming media content service in China. The music video content of the Company will be made available by MobileVision through China Unicom Tianjin’s networks. The Company will be entitled as compensation to 60% of subscriber revenue for subscription based services net of any charges that would be assessed by the telecom company that is displaying the Company’s content.

MobileVision is a service provider involving streaming media services to be utilized by the Company. MobileVision has provided us the following information about their company:

With its advanced technology, MobileVision is able to provide the Company with streaming media business solutions as well as other products and related services. MobileData, as part of MobileVision through a merger, provides wireless technology and has a copyright on Access Server software. MobileData continues to develop wireless access protocol which pushes the signal to the telephone (“WAP PUSH”) and maintains cooperative relationships with Chinese operators. MobileVision has independently developed a streaming media platform which is able to successfully integrate all types of wide band video content, providing cell phone video publishing and services.

MobileVision has the following business attributes:

(a)	The first 3rd generation (“3G”) platform builder in China.
(b)	The only company providing 3G streaming media business tests and operations.
(c)	The only service provider operating both 2.5G and 3G.
(d)	The only streaming media carrier-class with WAP PUSH in China.
(e)	The only strategy cooperator with Tianjin Unicom on 3G.
(f)	The strategy cooperator with RealNetworks in China.
(g)	The product line agent for RealNetworks in China.
(h)	Has obtained service provider qualification throughout China.

MobileVision has informed the Company that it intends to launch its music video content on August 1, 2005 using its value added streaming media and business solution technology.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Music International, Inc.

Date: July 15, 2005	By:	/s/ Corinne Fallacaro

Corinne Fallacaro, President

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